ECO SCIENCE SOLUTIONS, INC.
2016 EQUITY INCENTIVE PLAN

Article 1.	Establishment & Purpose

1.1 Purpose of this Plan. The purpose of this Plan is to attract, retain and motivate the officers, directors, employees and consultants of the Company and its Subsidiaries and Affiliates, as well as provide a means of compensation for consultants, and to promote the success of the Company’s business by providing them with appropriate incentives and rewards either through a proprietary interest in the long-term success of the Company or compensation based on fulfilling certain performance goals.

1.2 Effective Date of Plan.  The Plan shall become effective and Awards may be granted on and after January 1, 2016 (the “Effective Date”). Any Awards of incentive stock options granted under the Plan are granted subject to approval of the Plan by the stockholders of the Company within twelve (12) months after the Effective Date. If such approval has not been obtained within such twelve (12) month period, grants of incentive stock options shall be deemed to have been grants of non-qualified stock options.

Article 2.	Definitions

Capitalized terms used and not otherwise defined herein shall have the meanings set forth below.

2.1 “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Unless otherwise specifically indicated, when used herein, the term Affiliate shall refer to an Affiliate of the Company.

2.2 “Award” means any Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award that is granted under this Plan.

2.3 “Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award, or (b) a written statement signed by an authorized officer of the Company to a Participant describing the terms and provisions of the actual grant of such Award.

2.4 “Board” means the Board of Directors of the Company.

2.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

 2.9 “Committee” means the Board, or any committee designated by the Board to administer this Plan in accordance with Article 3 of this Plan.

2.10 “Consultant” means any person who provides bona fide services to the Company or any Affiliate or Subsidiary as a consultant or advisor, excluding any Employee or Director.

2.11 “Director” means a member of the Board who is not an Employee.

2.12 “Employee” means an officer or other employee of the Company or any Subsidiary or Affiliate, including a member of the Board who is such an employee.

2.13 “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in accordance with Article 6 of this Plan.

2.14 “Non-Restricted Employee Benefit Plan Stock” means Shares that are issued pursuant to a qualified employee benefit.

2.15 “Other Stock-Based Award” means any Award granted under Article 9 of this Plan.

2.16 “Participant” means any eligible person as set forth in Section 4.1 to whom an Award is granted.

2.17 “Person” means any natural person, sole proprietorship, general partnership, limited partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, governmental authority or any other organization, irrespective of whether it is a legal entity and includes any successor (by merger or otherwise) of such entity.

2.18 “Restricted Stock” means any Award granted under Article 8 of this Plan.

2.19 “Restriction Period” means the period during which Restricted Stock awarded under Article 8 of this Plan is restricted.

2.20 “Share” means a share of common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article 11 of this Plan.

2.21 “Subsidiary” means, with respect to any entity (the “parent”), any corporation, limited liability company, company, firm, association or trust of which such parent, at the time in respect of which such term is used, (i) owns directly or indirectly more than fifty percent (50%) of the equity, membership interest or beneficial interest, on a consolidated basis, or (ii) owns directly or controls with power to vote, directly or indirectly through one or more Subsidiaries, shares of the equity, membership interest or beneficial interest having the power to elect more than fifty percent (50%) of the directors, trustees, managers or other officials having powers analogous to that of directors of a corporation. Unless otherwise specifically indicated, when used herein, the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

2.22 “Ten-Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.

Article 3.	Administration

3.1 Authority of the Committee. This Plan shall be administered by the Committee, which shall have full power to interpret and administer this Plan and full authority to select the Directors, Employees and Consultants to whom Awards will be granted and determine the type and amount of Awards to be granted to each such Director, Employee or Consultant, the terms and conditions of such Awards. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, interpret, clarify, construe or resolve any ambiguity in any provision of this Plan or any Award Agreement, accelerate or waive vesting of Awards and exercisability of Awards, extend the term or period of exercisability of any Awards or waive any terms or conditions applicable to any Award, subject to the limitations set forth in Section 12.2 of this Plan. Awards may, in the discretion of the Committee, be made under this Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or an Affiliate or a company acquired by the Company or with which the Company combines. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments and guidelines for administering this Plan as the Committee deems necessary or proper, subject to the limitations set forth in Section 12.2 of this Plan. Subject to Section 12.2, all actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company and all other interested individuals.

3.2 Delegation. The Committee may delegate to one or more of its members, one or more officers of the Company or any Subsidiary, or one or more agents or advisors such administrative duties or powers as it may deem advisable.

Article 4.	Eligibility and Participation

4.1 Eligibility. Participants will consist of such Employees, Directors and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards under this Plan; provided, however, that Options and Stock Appreciation Rights may only be granted to those Employees, Directors and Consultants with respect to whom the Company is an “eligible issuer” within the meaning of Section 409A of the Code. The designation of an individual as a Participant in any year shall not require that the Committee designate such individual to receive an Award in any other year or to receive the same type or amount of Award in any other year.

4.2 Type of Awards. Awards under this Plan may be granted in any one or a combination of: (a) Non-Restricted Employee Benefit Plan Stock; (b) Restricted Stock; and (c) Other Stock-Based Awards. Awards granted under this Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, including, without limitation, restrictive covenants, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of this Plan and any such Award Agreement, the provisions of the Plan shall prevail unless otherwise indicated in the Award Agreement.

Article 5.	Shares Subject to this Plan

5.1 Number of Shares Available. Subject to adjustment as provided in this Article 5 and Article 11 of the Plan, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 4.9% of the issued and outstanding common stock at any one time. The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. Any Shares tendered to or withheld by the Company as part or full payment for the purchase price, Option Price or grant price of an Award or to satisfy all or part of the Company’s tax withholding obligation with respect to an Award shall not be available for the issuance of additional Awards.

5.2 Additional Shares. In the event that any outstanding Award expires or is forfeited, cancelled or otherwise terminated without consideration (i.e., Shares or cash) therefor, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration or termination, shall again be available for Awards under this Plan. If the Committee authorizes the assumption under this Plan, in connection with any merger, consolidation, reorganization or acquisition of property or stock, of awards granted under another plan, such assumption shall not reduce the maximum number of Shares available for issuance under this Plan.

Article 6.                     Non-Restricted Employee Benefit Plan Stock

6.1 Grant of Non-Restricted Employee Benefit Plan Stock. The Committee is hereby authorized to grant Non-Restricted Employee Benefit Plan Stock. Non-Restricted Employee Benefit Plan Stock shall be evidenced by Written Agreements that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. Subject to the terms of the Plan and any applicable Plan, a Non-Restricted Employee Benefit may be granted under the Plan and shall confer on the holder thereof a right to receive Non-Restricted Common Stock, as the Committee shall determine in its sole discretion.

Article 7.	Restricted Stock

7.1 Grant of Restricted Stock. The Committee is hereby authorized to grant Restricted Stock to Participants. An Award of Restricted Stock is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events. Participants shall be awarded Restricted Stock in exchange for consideration not less than the minimum consideration required by applicable law. Restricted Stock shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

7.2 Terms of Restricted Stock Awards. Each Award Agreement evidencing a Restricted Stock grant shall specify the Restriction Period(s), the number of Shares of Restricted Stock subject to the Award, the purchase price, if any, of the Restricted Stock, the performance, employment or other service or other conditions (including the termination of a Participant’s employment or other service, whether due to death, Disability or other reason) under which the Restricted Stock may be forfeited to the Company and such other provisions as the Committee shall determine. Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period). At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee, and, except as provided in Section 14.6, the legend required by this Section 8.2 shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

7.3 Voting and Dividend Rights. The Committee shall determine and set forth in a Participant’s Award Agreement whether or not a Participant holding Restricted Stock granted hereunder shall have the right to exercise voting rights with respect to the Restricted Stock during the Restriction Period (the Committee may require a Participant to grant an irrevocable proxy and power of substitution) and/or have the right to receive dividends on the Restricted Stock during the Restriction Period (and, if so, on what terms).

7.4 Performance Goals. The Committee may condition the grant of Restricted Stock or the expiration of the Restriction Period upon the Participant’s achievement of one or more performance goals specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Stock to such Participant or the Participant shall forfeit the Award of Restricted Stock to the Company, as applicable.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

Article 8.	Other Stock-Based Awards
The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, Shares, including, without limitation, restricted stock units, dividend equivalent rights and other phantom awards. Such Other Stock-Based Awards shall be in such form and dependent on such conditions as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of employment or other service, the occurrence of an event and/or the attainment of performance objectives. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). Each Other Stock-Based Award grant shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan.

Article 9.	Compliance with Section 409A of the Code

9.1 General. The Company intends that the Plan and all Awards be construed to avoid the imposition of additional taxes, interest and penalties pursuant to Section 409A of the Code (together with all regulations, guidance, compliance programs and other interpretative authority thereunder, “Section 409A”). Notwithstanding the Company’s intention, in the event that any Award is subject to such additional taxes, interest or penalties pursuant to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award or (c) comply with the requirements of Section 409A, including, without limitation, any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant. Neither the Company nor any of its Subsidiaries or Affiliates shall be liable for any additional tax, interest or penalties that may be imposed on a Participant under Section 409A or any damages that may be imposed on a Participant or any other Person for failing to comply with Section 409A, but only if Awards are granted, administered and settled in accordance with the terms of this Plan and the underlying Award Agreements.

9.2 Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made.

9.3 Separation from Employment or Other Service. A termination of employment or other service shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment or other service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service,” or like terms shall mean “separation from service.”

Article 10.	Adjustments

10.1 Adjustments in Authorized Shares. In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, partial or complete liquidation, reclassification, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, cash dividend, amalgamation or other like change in capital structure, distribution of any kind or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall choose, in its sole discretion, one or more of the following actions, which the Committee shall take in an equitable manner, (a) substitute or adjust the number and kind of Shares or other property that may be issued under the Plan or under particular forms of Awards, (b) substitute or adjust the number and kind of Shares or other property subject to outstanding Awards, (c) adjust the Option Price, grant price or purchase price applicable to outstanding Awards and/or other value determinations (including performance conditions) applicable to the Plan or outstanding Awards, (d) permit the holders of outstanding Awards to participate in the corporate event or transaction, or (e) issue additional Awards or Shares or make cash payments to the holders of outstanding Awards. All adjustments shall be made in good faith compliance with Section 409A.

10.2 Change of Control. Upon the occurrence of a Change of Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall specify otherwise in the Award Agreement, the Committee shall choose, in its sole discretion, to make one or more of the following adjustments in the terms and conditions of outstanding Awards (which, for the avoidance of doubt, shall exclude any Options or any portions thereof for which a notice of exercise has been received by the Company): (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially equivalent terms for outstanding Awards; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provision that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period, provided, that, the Participant is able to sell any Shares acquired upon such exercise for cash or liquid securities in the transaction that causes the Change of Control; (e) cancellation of all or any portion of a Participant’s outstanding Awards for consideration (in the form of cash or liquid securities) equal to the Fair Market Value of the Shares subject to such Award (or the portion thereof being canceled), provided, that, in the case of Options and Stock Appreciation Rights or similar Awards, the Participant shall be entitled to the excess, if any, of the aggregate Fair Market Value of the Shares subject to such outstanding Awards (or the portion thereof being canceled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled; or (f) in the event of a sale of at least 80% of the outstanding Shares or all or substantially all of the assets of the Company, cancellation of any unvested Awards or any unvested portions of any Awards for no consideration. For the avoidance of doubt, in the event of a sale of less than 80% of the outstanding Shares or less than substantially all of the assets of the Company, as applicable, any unvested Awards or any unvested portions of any Awards will remain, subject to clauses (a) through (e) of this Section 11.2.

Article 11.	General Provisions

11.1 No Right to Employment or Other Service or Award. The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the employment or other service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the employment or other service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.2 Settlement of Awards. Each Award Agreement shall establish the form in which the Award shall be settled. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be issued, rounded, forfeited or otherwise eliminated.

11.3 Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or to require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. Participants may elect, subject to the approval of the Committee, in its sole discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory total tax that could be imposed in connection with any such taxable event.

11.4 No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A or 457A of the Code or otherwise, and none of the Company, any of its Subsidiaries or Affiliates or any of their employees or representatives shall have any liability to a Participant with respect thereto.

11.5 Non-Transferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except (a) in the event of the Participant’s death (subject to the applicable laws of descent and distribution) or (b) subject to the approval of the Committee, which approval shall not be unreasonably withheld or delayed, to a family trust or other entity established for estate planning purposes, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. No transfer shall be permitted for value or consideration. An award exercisable after the death of a Participant may be exercised by the heirs, legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs, legatees, personal representatives or distributees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

11.6 Stockholders’ Agreement; Conditions and Restrictions on Shares. Shares received in connection with Awards granted hereunder shall be subject to all of the terms and conditions of the Stockholders’ Agreement, including all transfer restrictions and repurchase rights set forth therein. As a condition to receiving, exercising or settling an Award, each Participant shall sign a joinder agreement pursuant to which the Participant shall become fully bound by the terms set forth in the Stockholders’ Agreement. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

11.7 Shares Not Registered. Shares and Awards shall not be issued under this Plan unless the issuance and delivery of such Shares and any Awards comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares or any Awards under this Plan, and accordingly, any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of securities under this Plan is not required to be registered under any applicable securities laws, each Participant with respect to whom such security would be purchased or issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company reasonably requires.

11.8 Awards to Non-U.S. Employees or Directors. To comply with the laws in countries other than the United States in which the Company or any Subsidiary or Affiliate operates or has Employees, Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries or Affiliates shall be covered by the Plan; (b) determine which Employees, Directors or Consultants outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Employees, Directors or Consultants outside the United States to comply with applicable foreign laws; (d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and (e) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, including in accordance with Appendix I attached hereto.

11.9 Rights as a Stockholder. Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

11.10 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

11.11 Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or other Person. To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

11.12 No Constraint on Corporate Action. Nothing in the Plan shall be construed to (a) limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets; or (b) limit the right or power of the Company to take any action that it deems necessary or appropriate.

11.13 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

11.14 Governing Law. This Plan and each Award Agreement and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Plan or any Award Agreement or the negotiation, execution or performance of this Plan or any Award Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, excluding any conflict-or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

11.15 Effective Date. The Plan shall be effective as of the date of adoption by the Board, which date is set forth below (the “Effective Date”).

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CERTIFICATION
On behalf of the Company, the undersigned hereby certifies that this Eco Science Solutions, Inc. 2016 Equity Incentive Plan has been approved by the Board of Directors of the Company as of January 1, 2016.

ECO SCIENCE SOLUTIONS, INC.

/s/Jeffery Taylor
Jeffery Taylor, Chief Executive Officer

/s/Don Taylor
Don Taylor, Chief Financial Officer